[OTTAWA FINANCIAL CORPORATION LETTERHEAD]







                                                                   April 1, 1999



Dear Fellow Shareholder:

         On behalf of the Board of Directors and management of Ottawa Financial Corporation, we cordially invite you to attend the Annual Meeting of Shareholders of the Corporation. The meeting will be held at 10:00 a.m. local time, on April 27, 1999 at the Holiday Inn and Conference Center located at 650 East 24th Street, Holland, Michigan. This annual meeting will include management's report to you on Ottawa Financial Corporation's 1998 financial and operating performance.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN
COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

         Your Board of Directors and management are committed to the continued success of Ottawa Financial Corporation and the enhancement of your investment. As Vice Chairman of the Board and Chief Executive Officer of Ottawa Financial Corporation, I want to express my appreciation for your confidence and support.

                                           Very truly yours,


                                           /s/ Douglas J. Iverson

                                           DOUGLAS J. IVERSON
                                           VICE CHAIRMAN OF THE BOARD AND CEO

                          OTTAWA FINANCIAL CORPORATION
                               245 Central Avenue
                             Holland, Michigan 49423
                                 (616) 393-7000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 1999


         Notice is hereby given that the Annual Meeting of Shareholders of Ottawa Financial Corporation will be held at the Holiday Inn and Conference Center located at 650 East 24th Street, Holland, Michigan on April 27, 1999, at 10:00 a.m. local time.

         A proxy card and a proxy statement for the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

         1.       The election of four directors of Ottawa Financial;

         2. The ratification of an amendment to Ottawa Financial's 1995 Stock Option and Incentive Plan to increase the number of shares available for issuance under such plan by 283,860 shares (4.99% of the current outstanding shares of common stock) for use in connection with general corporate purposes;

         3. The ratification of an amendment to Ottawa Financial's 1995 Stock Option and Incentive Plan to remove the Office of Thrift Supervision imposed restrictions on the granting and vesting of awards under the plan;

         4. The ratification of the appointment of Crowe, Chizek and Company LLP as Ottawa Financial's independent auditors for the fiscal year ending December 31, 1999; and

such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. Shareholders of record at the close of business on March 11, 1999, are the shareholders entitled to vote at the meeting and any adjournments thereof. A complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders at the executive offices of Ottawa Financial Corporation during the ten days prior to the meeting as well as at the meeting.

         You are requested to complete, sign and date the enclosed form of proxy which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the meeting in person or otherwise properly revoke such proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Douglas J. Iverson

                                       DOUGLAS J. IVERSON
                                       VICE CHAIRMAN OF THE BOARD AND CEO

Holland, Michigan
April 1, 1999

--------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE OTTAWA FINANCIAL
CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                          OTTAWA FINANCIAL CORPORATION
                               245 Central Avenue
                             Holland, Michigan 49423
                                 (616) 393-7000
                              --------------------

                                 PROXY STATEMENT
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1999
                              --------------------

         This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ottawa Financial Corporation of proxies to be used at the Annual Meeting of Shareholders of Ottawa Financial and all adjournments thereof. The annual meeting is being held at the Holiday Inn and Conference Center located at 650 East 24th Street, Holland, Michigan on April 27, 1999, at 10:00 a.m. local time. The accompanying Notice of Meeting and this proxy statement are first being mailed to shareholders on or about April 1, 1999. Certain of the information provided herein relates to AmeriBank, a wholly-owned subsidiary of Ottawa Financial Corporation.

         At the meeting, shareholders of Ottawa Financial are being asked to consider and vote upon (i) the election of four directors of Ottawa Financial;
(ii) the ratification of an amendment to Ottawa Financial's 1995 Stock Option and Incentive Plan (the "Stock Option Plan") that would increase the number of shares available for issuance under such plan by 283,860 shares ; (iii) the ratification of an amendment to the Stock Option Plan to remove the Office of Thrift Supervision imposed restrictions on the granting and vesting of awards under the plan; and (iv) the ratification of the appointment of Crowe, Chizek and Company LLP as Ottawa Financial's independent auditors for the fiscal year ending December 31, 1999.

PROXIES AND PROXY SOLICITATION

         Proxies are solicited to provide all shareholders of record on the voting record date, an opportunity to vote on the matters scheduled for the annual meeting and described in these materials. Shares of common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. Shares of common stock represented by properly executed proxies will be voted by the individuals named in the such proxy in accordance with the shareholder's instructions. Where properly executed proxies are returned to Ottawa Financial with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" each of the proposals described in the proxy statement. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Ottawa Financial maintains an Employee Stock Ownership Plan ("ESOP") which owns approximately 9.0% of Ottawa Financial's common stock. Full time employees of Ottawa Financial and AmeriBank participate in the ESOP. Each ESOP participant has the right to direct the ESOP trustee on how to vote the shares of common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the proxy distributed by the ESOP trustee, the ESOP trustee will vote the shares represented by that proxy at the annual meeting. Shares of common stock represented by properly executed proxies will be voted by the ESOP trustee in accordance with the shareholder's instructions. Where properly executed proxies are returned to the ESOP trustee with no specific instructions as how to vote at the annual meeting, the trustee will vote the shares "FOR" each of the proposals described in this proxy statement. The ESOP trustee will vote all of the unallocated ESOP shares (i.e., shares of common stock held in the ESOP, but not allocated to any participant's account) in the same proportion as the voted allocated shares with respect to such issue. In the event the ESOP participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the trustee will not vote such shares. If other matters are presented for a vote at the annual meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

         Any person giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Ottawa Financial, at its executive offices, a written revocation or a proxy bearing a later date. Shareholders may also revoke their proxies by attending the annual meeting in person and casting a ballot. Attendance at the meeting will not in itself constitute the revocation of a proxy.

         Ottawa Financial will pay the costs of soliciting proxies. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and employees of Ottawa Financial and AmeriBank by telephone or other communication and by Regan & Associates, Inc. Directors, officers and employees will receive no additional compensation for the solicitation of proxies, and Regan & Associates will receive a fee of $5,000, plus reasonable out-of-pocket expenses, for its services. Ottawa Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

VOTING RIGHTS AND VOTE REQUIRED

         Shareholders of record as of the close of business on March 11, 1999 will be entitled to notice of and to vote at the annual meeting. As of March 11, 1999, Ottawa Financial had 5,688,572 shares of common stock issued and outstanding. Each shareholder of record on March 11, 1999, is entitled to one vote per share on each matter to be voted on at the annual meeting. Such votes may be exercised in person or by a properly executed proxy as discussed above.

         Director nominees who receive the highest number of votes for the positions to be filled will be elected. Ratification of the amendments to the Stock Option Plan and the appointment of Crowe, Chizek and Company LLP as Ottawa Financial's independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter. Abstentions may be specified on all proposals except the election of directors and will be counted as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Accordingly, abstentions on the proposals to ratify the amendments to the Stock Option Plan and the appointment of Crowe, Chizek and Company LLP as Ottawa Financial's independent auditors will have the effect of a negative vote. Broker nonvotes (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons as to certain proposals on which such beneficial owners or persons are entitled to vote their shares but with respect to which the brokers or nominees have no discretionary power to vote without such instructions) will not be treated as votes cast on a particular matter but will be treated as shares present or represented for purposes of establishing a quorum. Accordingly, broker nonvotes have no effect on the outcome of the election of directors, the ratification of the amendments to the Stock Option Plan or ratification of the appointment of the independent auditors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth, as of the March 11, 1999 voting record date, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of Ottawa Financial's common stock and (ii) all current directors and executive officers of Ottawa Financial and AmeriBank as a group. See "Proposal I - Election of Directors" for information regarding share ownership of Ottawa Financial's directors and executive officers named in the Summary Compensation Table under "Executive Compensation" below.

                                                Shares of          Percent
                                                Beneficial           of
        Beneficial Owners                      Ownership(1)         Class
        -----------------                      ------------         ------

Ottawa Financial Corporation(2)                510,868              8.98%
Employee Stock Ownership Plan
245 Central Avenue
Holland, Michigan  49423

Schwartz Investment Counsel, Inc.(3)           447,799              7.87%
and Schwartz Investment Trust
3707 W. Maple
Bloomfield Hills, Michigan 48301

Directors and executive officers               855,407             14.22%
of Ottawa Financial and AmeriBank
as a group (11 persons)(4)

                                             (FOOTNOTES BEGIN ON FOLLOWING PAGE)

------------------------------

(1) All amounts have been adjusted to reflect the 10% stock dividend paid by Ottawa Financial on August 31, 1998.

(2) Represents shares held by the ESOP, of which 282,638 shares have been allocated to accounts of participants. Pursuant to the terms of the ESOP, ESOP participants have the right to direct the voting of shares allocated to their ESOP accounts. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may also be deemed to be a beneficial owner of the shares held by the ESOP which have not been allocated to a specific participant's account or which have been allocated but not voted by the participants.

(3) As reported in Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission on May 15, 1998 by the following persons and entities: Schwartz Investment Counsel, Inc. ("SICI") and related entities; Schwartz Value Fund ("SVF"); G&G Limited Partnership ("G&G"); George P. Schwartz ("GPS"); and Gregory J. Schwartz ("GJS") (collectively, the "13D Reporting Persons"). The italicized numbers herein represent the reported shares as adjusted for the 10% stock dividend paid by Ottawa Financial on August 31, 1998. The 13D Reporting Persons reported beneficial ownership of Ottawa Financial's common stock, as follows: SICI - 149,060 shares (163,966 SHARES); SVF - 150,000 shares (165,000 SHARES); G&G - 100,000 shares (110,000 SHARES); GPS - 5,830 shares (6,413 SHARES); and GJS - 2,200 shares (2,420 SHARES). With the exception of SICI, each of the 13D Reporting Persons reported sole voting and investment power with respect to the shares of common stock they reported as beneficially owned. SICI reported sole voting and investment power with respect to 110,770 shares (121,847 SHARES) of common stock and shared voting and investment power with respect to 38,290 shares (42,119 SHARES) of the common stock it reported as beneficially owned.

(4) Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes 326,047 shares issuable to directors and executive officers upon the exercise of options currently exercisable or exercisable within 60 days of the March 11, 1999 voting record date.


                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         Ottawa Financial's Board of Directors is composed of ten members. Approximately one-third of the directors are elected annually. Directors of Ottawa Financial are elected to serve for a three-year term or until their respective successors are elected and qualified.

         The following table sets forth certain information regarding the composition of Ottawa Financial's Board of Directors, including each director's term of office. The Board of Directors, acting as the nominating committee, has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting "FOR" the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

         G. W. Haworth, who has served as a member of the Board of Directors of Ottawa Financial since its inception in 1994 and AmeriBank since 1966, has indicated to the Board that he intends to retire as a member of the Board of Directors. Mr. Haworth currently expects to retire from the Board in May 1999. Mr. Haworth's term on the Board expires in the year 2001. In accordance with Ottawa Financial's Bylaws, the Board of Directors will either appoint for the remainder of Mr. Haworth's term a person to fill the Board vacancy created by his retirement or reduce the size of the Board to eliminate the vacancy.



                                                                                            Term of                      Percent
                                            Position(s) Held in          Director           Office       Beneficial        of
           Name            Age(1)            Ottawa Financial            Since(2)           Expires    Ownership(3)(4)    Class
           ----            ------            ----------------            --------           -------    ---------------    -----


                                                         NOMINEES

Ronald J. Bieke              65    Director                                1998               2002          67,828         1.19%
Ronald L. Haan               45    President and Director                  1996               2002         102,840         1.79%
Douglas J. Iverson           49    Vice Chairman of the Board and          1993               2002         145,754(5)      2.53%
                                   Chief Executive Officer
Brian W. Koop                48    Director                                1992               2002          52,794          .93%

                                              DIRECTORS REMAINING IN OFFICE

Gordon H. Cunningham         67    Chairman of the Board                   1973               2000          67,246         1.18%
B. Patrick Donnelly, III     53    Director                                1984               2000          40,694          .71%
Robert D. Kolk               57    Director                                1989               2000          71,550         1.25%
Gordon L. Grevengoed         67    Director                                1986               2001         208,652         3.62%
G. W. Haworth                86    Director                                1966               2001          27,930          .49%
Leon E. Koops                53    Director                                1986               2001          56,919         1.00%

--------------------

(1)  At December 31, 1998.

(2) Includes service as a director of AmeriBank.

(3) The nature of beneficial ownership for shares reported in this column is sole voting and investment power, except as otherwise indicated in these footnotes. All amounts reported under this column have been adjusted for the 10% stock dividend paid by Ottawa Financial on August 31, 1998.

(4) Includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days of the March 11, 1999 voting record date, pursuant to the exercise of stock options, as follows: Mr. Bieke - 4,353 shares; Mr. Haan - 43,549 shares; Mr. Iverson - 81,611 shares; Mr. Koop - 17,410 shares; Mr. Cunningham - 26,115 shares; Mr. Donnelly - 17,410 shares; Mr. Kolk -17,410 shares; Mr. Grevengoed - 81,295 shares; Mr. Haworth - 8,704 shares; and Mr.
     Koops - 17,410.

(5) Includes shared voting and investment power over 1,210 shares of common stock owned by a living trust of which the named individual is a co-trustee and beneficiary.


         The business experience of each director of Ottawa Financial for at least the past five years is set forth below.

         RONALD J. BIEKE. Mr. Bieke is President of Arcadia BIDCO Corporation, a business and industrial development corporation, which is located in Kalamazoo, Michigan. Since 1996, Mr. Bieke has also been serving as Vice Chairman of the Board of Directors of Mercantile Bank of Southwest Florida. From 1987 to 1996, Mr. Bieke served as Chairman and Chief Executive Officer of AmeriBank Federal Savings Bank, headquartered in Muskegon, Michigan. Ottawa Financial acquired AmeriBank Federal Savings Bank in February 1996.

         RONALD L. HAAN. Mr. Haan was appointed, effective January 1, 1999, President and Chief Operating Officer of AmeriBank and Ottawa Financial,
President of O.S. Services, Inc. and Chairman of the Board of AmeriPlan Financial Services, Inc. Previously, he served as Executive Vice President and Assistant Secretary of AmeriBank and Senior Vice President and Assistant Secretary of Ottawa Financial. Mr. Haan also serves as a director of AmeriBank and Ottawa Financial. Prior to joining Ottawa Financial in February 1996, Mr. Haan was employed in 1989 as Executive Vice President of AmeriBank Federal Savings Bank and in February 1990 was appointed Chief Financial Officer. In December 1990, he was elected President, Chief Administrative Officer and a director of AmeriBank Federal Savings Bank. Prior to his employment at AmeriBank Federal Savings Bank, Mr. Haan was employed by MetroBanc Federal

Savings Bank of Grand Rapids, Michigan, from 1978 to 1987 as Vice President, and from 1987 to 1989 at Comerica Bank, Grand Rapids, Michigan, as Vice President and Regional Manager.

         DOUGLAS J. IVERSON. Mr. Iverson was appointed, effective January 1, 1999, Chief Executive Officer and Vice Chairman of the Boards of Ottawa Financial and AmeriBank, and Chief Executive Officer of O.S. Services, Inc. Previously, he served as Executive Vice President, Secretary and Chief Operating Officer of Ottawa Financial and President and Secretary of AmeriBank. Mr. Iverson joined AmeriBank in 1972, and has served in numerous capacities during such tenure.

         BRIAN W. KOOP. Mr. Koop is Vice President and Senior Executive for JCI Institute, which provides leadership training and development for executives of Johnson Controls, Inc., a company which manufactures automotive parts.

         GORDON H. CUNNINGHAM. Mr. Cunningham has served as Chairman of the Board of Directors of Ottawa Financial since its incorporation in March 1994. Mr. Cunningham is a partner in the law firm of Cunningham Dalman, P.C., which acts as general counsel to AmeriBank. He was appointed Chairman of the Board of AmeriBank in 1992.

         B. PATRICK DONNELLY, III. Mr. Donnelly began serving as President of Productive Solutions, LLC, a consulting company, in July 1998. Prior to that date, he was Plant Manager of RAN Enterprises, Inc. beginning in November 1995, and Production Manager of Technical Auto Parts beginning in October 1993. He is also a director of Donnelly Corporation, a publicly held company.

         ROBERT D. KOLK. Mr. Kolk is President and Co-owner of Mechanical Transplanter Company, a manufacturer of agricultural transplanting machinery.

         GORDON L. GREVENGOED. Effective January 1, 1999, Mr. Grevengoed resigned as President, Chief Executive Officer and Vice Chairman of the Board of Directors for Ottawa Financial and as Vice Chairman of the Board and Chief Executive Officer for AmeriBank. He served in such capacities with Ottawa Financial since its incorporation in March 1994. He was elected President and Chief Executive Officer of AmeriBank in 1985 and elected Vice Chairman of AmeriBank in 1992. Mr. Grevengoed joined AmeriBank in 1956.

         G. W. HAWORTH. Mr. Haworth is founding Chairman of the Board of Haworth, Inc., an office furnishings manufacturer.

         LEON E. KOOPS. Mr. Koops is President of Hamilton Distributing Company, an agricultural equipment distributor.

MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

         MEETINGS AND COMMITTEES OF OTTAWA FINANCIAL. Meetings of the Ottawa Financial Board of Directors are generally held on a monthly basis. For the year ended December 31, 1998, the Board of Directors met 13 times. During 1998, no incumbent director of Ottawa Financial attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

         The Board of Directors of Ottawa Financial has standing Audit, Executive Compensation and Nominating Committees.

         Ottawa Financial's Audit Committee is responsible for the review of Ottawa Financial's annual audit report prepared by its independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board of Directors concerning any action to be taken regarding the audit. Directors Cunningham (Chairman), Donnelly and Kolk currently serve on this Committee. The Audit Committee met three times during 1998.

         The Executive Compensation Committee, consisting of Directors Cunningham (Chairman), Bieke, Koop and Koops, is responsible for developing and making recommendations to the Board of Directors with respect to Ottawa
Financial's executive compensation policies. In addition, the Executive Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer, President and each of the other executive officers of Ottawa Financial and AmeriBank. Non-employee directors who do not sit on the Executive Compensation Committee also participate in making executive compensation decisions through the review, discussion and ratification of the executive Compensation Committee's recommendations. The Executive Compensation Committee is also responsible for administering Ottawa Financial's Stock Option Plan and Management Recognition and Retention Plan. This committee met 10 times during 1998.

         The entire Board of Directors acts as Ottawa Financial's Nominating Committee for selecting nominees for election as directors. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of Ottawa Financial. Nominations by shareholders must be delivered in writing to, and received by, the Secretary of Ottawa Financial Corporation at 245 Central Avenue, Holland, Michigan 49423, at least 90 days prior to the date of the annual meeting. However, if less than 100 days' notice of the date of the annual meeting is given or made to shareholders, nominations by shareholders must be delivered to the Secretary of Ottawa Financial no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was first made, whichever occurs first. The current Bylaws also include provisions setting forth the specific conditions under which persons may be nominated as directors of Ottawa Financial at the annual meeting of shareholders. A copy of such provisions is available upon request to Ottawa Financial's Corporate Secretary, 245 Central Avenue, Holland, Michigan 49423.

         MEETINGS AND COMMITTEES OF AMERIBANK. AmeriBank's Board of Directors meets at least monthly and held 14 meetings during the year ended December 31, 1998. During 1998, no incumbent director of AmeriBank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The principal standing committees of AmeriBank are Executive, Executive Compensation, Audit and Nominating. AmeriBank also has other committees which meet as needed to review various other functions of AmeriBank.

DIRECTOR COMPENSATION

         The Boards of Directors of Ottawa Financial and its wholly-owned subsidiary, AmeriBank, have identical membership. Each director who is not an employee of Ottawa Financial or AmeriBank receives, in the aggregate, a $725 monthly retainer for his service as a director on these Boards. In addition, each of these non-employee directors receives: (i) $200 for each Ottawa Financial Board meeting attended, (ii) $350 for each AmeriBank Board meeting attended, except for the Chairman of the Board who receives $525 for each AmeriBank Board meeting attended, and (iii) $100 per hour for committee meetings attended. Directors who are employed by Ottawa Financial or AmeriBank do not receive fees for their service on these Boards or for any Board committees on which they serve.

         Director Cunningham, is a partner in the law firm of Cunningham Dalman P.C. Such firm acts as counsel to AmeriBank. The legal fees received from Ottawa Financial or AmeriBank for professional services during the fiscal year ended December 31, 1998 did not exceed 5% of the firm's gross revenues.

EXECUTIVE COMPENSATION

         Effective January 1, 1999, Mr. Grevengoed retired as President and Chief Executive Officer of Ottawa Financial and AmeriBank. As of the same date, Mr. Iverson was appointed Chief Executive Officer and Vice Chairman of the Board of Directors of Ottawa Financial and AmeriBank, and Mr. Haan was appointed President and Chief Operating Officer of Ottawa Financial and AmeriBank. During 1998, Mr. Iverson served as Executive Vice President, Chief Operating Officer and Secretary of Ottawa Financial and President and Secretary of AmeriBank, and Mr. Haan served as Senior Vice President and Assistant Secretary of Ottawa Financial and Executive Vice President and Assistant Secretary of AmeriBank.

         The following table sets forth information concerning the compensation of Messrs. Grevengoed, Iverson and Haan during 1998. No other officer made in excess of $100,000 during such period.


                                             Summary Compensation Table
----------------------------------------------------------------------------------------------------------------

                                                                        Long Term Compensation
                                            Annual Compensation(1)              Awards
                                          ------------------------     ------------------------

                                                                       Restricted
                                                                          Stock                       All Other
                                              Salary        Bonus         Award        Options      Compensation
   Name and Principal Position     Year        ($)           ($)           ($)          (#)(2)           ($)
-------------------------------    ----       -----------   ------     ----------      -------      ------------

Gordon L. Grevengoed               1998       $153,000     $95,338         --              --          $12,803(4)
    CEO AND PRESIDENT, RETIRED     1997        143,000      82,800         --              --           15,980
                                   1996        138,000      35,009         --              --           13,106

Douglas J. Iverson                 1998        143,000      88,671         --              --           12,789(4)
    CEO AND VICE CHAIRMAN OF       1997        133,000      76,800         --              --           15,935
     THE BOARD                     1996        128,000      32,211         --              --           12,081

Ronald L. Haan                     1998        133,000      82,004         --           29,432          11,804(4)
    PRESIDENT AND COO              1997        123,000      70,800         --              --           15,353
                                   1996        118,000          --    $160,600(3)       72,582          11,198

-----------------------------

(1) The named executive officers in the table did not receive any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of his salary and bonus, or $50,000.

(2) Adjusted to reflect the 10% stock dividend paid by Ottawa Financial on August 31, 1998. See the table captioned "Aggregate Options Exercised in Last Fiscal Year and FY-End Option Values" for additional information on stock options.

(3) Represents the dollar value, based on the average of the closing bid and asked price per share of Ottawa Financial common stock on the date of grant. The shares of restricted stock vest in five equal annual installments, subject to Mr. Haan's continuous service with Ottawa
     Financial or AmeriBank. Any dividends paid on the restricted common stock are held in a restricted interest-bearing account until such shares are no longer subject to any restrictions. At December 31, 1998, Mr. Haan had 7,260 shares of Ottawa Financial common stock still subject to restrictions with a value, based upon closing price of $21.25 per share of Ottawa Financial common stock as reported on The Nasdaq National Market at such date, of $154,275.

(4) Represents AmeriBank's contributions to the ESOP on behalf of Messrs. Grevengoed, Iverson and Haan. At December 31, 1998, the value of the shares of Ottawa Financial common stock allocated to Messrs. Grevengoed, Iverson and Haan under the ESOP was $32,938, $32,746 and $30,366, respectively.

         The following table sets forth information concerning stock options granted by Ottawa Financial during 1998 to Mr. Haan. Messrs. Grevengoed and Iverson were not granted any options during 1998. No stock appreciation rights have been granted by Ottawa Financial to date.

                                             Option Grants in Last Fiscal Year
------------------------------------------------------------------------------------------------------------------------
                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                    Price Appreciation
                                      Individual Grants                                            for Option Terms(1)
----------------------------------------------------------------------------------------------   -----------------------
                              Number of         % of Total
                              Securities         Options
                              Underlying        Granted to        Exercise
                               Options          Employees          or Base       Expiration
           Name              Granted (#)      in Fiscal Year    Price ($/Sh)        Date           5%($)         10%($)
-----------------------     ------------      --------------    ------------    ------------     --------     ----------
Ronald L. Haan                   29,432            23.0%           $22.00         12/22/08       $407,339     $1,031,886

---------------------

(1) A 5% and 10% annually compounded increase in Ottawa Financial's common stock price from the date of grant to the end of the 10-year option term would result in stock prices of $35.84 and $57.06, respectively.


         The following table sets forth information as to the aggregate number and value of stock options held by Messrs. Grevengoed, Iverson and Haan at December 31, 1998.

                        Aggregate Options Exercised in Last Fiscal Year and FY-End Option Values
-------------------------------------------------------------------------------------------------------------------------
                                Shares          Value          Number of Securities              Value of Unexercised
                              Acquired on      Realized       Underlying Unexercise              In-the-Money Options
           Name             Exercise(#)(1)       ($)         Options at FY-End(#)(1                   FY-End($)(2)
--------------------------- ---------------- -------------   --------------------------      ----------------------------
                                                             Exercisable  Unexercisable      Exercisable    Unexercisable
                                                             -----------  -------------      -----------    -------------

Gordon L. Grevengoed             7,370         $113,940        74,241        54,407             $768,394    $563,112
Douglas J. Iverson                 --             --           61,208        40,806              633,503     422,342
Ronald L. Haan                     --             --           29,033        72,981              226,398     339,593

----------------------

(1) Adjusted for the 10% stock dividend paid by Ottawa Financial on August 31, 1998.

(2) Represents the aggregate market value of the named executive officer's stock options as of December 31, 1998. The market value per share of common stock is the difference between the market price per share of the Ottawa Financial common stock less the exercise price of the options.


EMPLOYMENT AGREEMENTS

         AmeriBank has employment agreements with Messrs. Iverson and Haan. Each employment agreement provides for an initial term of three years and for annual extensions of one year, in addition to the then-remaining term under the agreement, on each anniversary of the effective date of the agreement. Any extension under the agreement is, however, subject to a yearly performance evaluation by disinterested members of AmeriBank's Board of Directors. The executive's annual base salary in effect under the agreement at the time of each annual extension cannot be reduced below his then current salary. The employment agreement also guarantees executive participation in an equitable manner in employee benefits applicable to executive personnel.

         The employment agreement provides for termination upon the executive's death, for cause or in certain other events. The agreement is also terminable by the executive upon 90 days' notice to AmeriBank. For the year ended December 31, 1998, the disinterested members of AmeriBank's Board of Directors authorized contract extensions for Messrs. Iverson and Haan for an additional year. Accordingly, Messrs. Iverson and Haan each has approximately three years remaining on his respective employment agreement.

         In the event an executive's employment is involuntary terminated in connection with or within 12 months following a change in control, as that term is defined in the employment agreement, Ottawa Financial or AmeriBank would be obligated to (i) pay the executive his salary for the remaining term of his employment agreement, (ii) pay an amount equal to 299% of the executive's average annual compensation over the last five taxable years as determined under
Section 280G of the Internal Revenue Code of 1986, and (iii) to maintain for the remaining term of the executive's agreement substantially the same health coverages available to him in effect immediately prior to such involuntary termination. The amounts payable to the executive pursuant to subsections (i),
(ii) and (iii) above shall be limited, such that these amounts will not exceed three times the executive's average annual compensation over the most recent five year period or be nondeductible by AmeriBank for federal income tax purposes pursuant to Section 280G of the Internal Revenue Code of 1986. Based on their current salaries, if Messrs. Iverson's and Haan's employment had been involuntarily terminated as of December 31, 1998, they would have been entitled to receive a lump sum cash payment of approximately $845,000 and $662,000, respectively.

         Mr. Grevengoed had an employment agreement with AmeriBank on the same terms as described above. On December 31, 1998, Mr. Grevengoed voluntarily retired as President and Chief Executive Officer of Ottawa Financial and AmeriBank. Upon his retirement, Ottawa Financial and AmeriBank ceased to have any further obligations to Mr. Grevengoed under that employment agreement.

DEFINED BENEFIT PENSION PLAN

         AmeriBank maintains a pension plan in which the executive officers named in the Summary Compensation Table participate. However, the annual benefits payable upon retirement to the named executive officers are different, principally because of the integration of the pension plan assumed by AmeriBank in connection with its acquisition of American Federal Savings Bank. AmeriBank has frozen benefits under its pension plan.

         MESSRS. GREVENGOED AND IVERSON. The following table indicates the estimated annual benefits payable upon retirement as a single-life annuity to Mr. Iverson for the specified compensation and years of service classifications under the AmeriBank pension plan, assuming that he remains in service with AmeriBank or Ottawa Financial until his retirement at age 65. The benefits listed in the table are not subject to Social Security or other offset amounts. In April 1998, pursuant to the provisions of the pension plan, Mr. Grevengoed elected to receive his benefits due under the plan in a lump sum payment totaling $601,258.


                               PENSION PLAN TABLE
--------------------------------------------------------------------------------
                                   YEARS OF CREDITED SERVICE
                   -------------------------------------------------------------
REMUNERATION         15           20           25           30           35
--------------------------------------------------------------------------------
  $150,000        $33,750      $45,000      $56,250      $67,500      $75,000
   175,000         33,750       45,000       56,250       67,500       75,000
   200,000         33,750       45,000       56,250       67,500       75,000
   225,000         33,750       45,000       56,250       67,500       75,000
   250,000         33,750       45,000       56,250       67,500       75,000
   275,000         33,750       45,000       56,250       67,500       75,000
   300,000         33,750       45,000       56,250       67,500       75,000
--------------------------------------------------------------------------------

         MR. HAAN. The following table indicates the estimated annual benefits payable upon retirement as a single-life annuity to Mr. Haan for the specified compensation and years of service classifications under the AmeriBank pension plan, assuming that he remains in service with AmeriBank or Ottawa Financial until his retirement at age 65. The benefits listed in the tables are not subject to Social Security or other offset amounts.

                                PENSION PLAN TABLE
--------------------------------------------------------------------------------
                                     YEARS OF CREDITED SERVICE
                     -----------------------------------------------------------
REMUNERATION            5           10           15           20           25
--------------------------------------------------------------------------------
$150,000            $16,847      $33,695      $50,542      $67,390      $84,237
 175,000             16,847       33,695       50,542       67,390       84,237
 200,000             16,847       33,695       50,542       67,390       84,237
 225,000             16,847       33,695       50,542       67,390       84,237
 250,000             16,847       33,695       50,542       67,390       84,237
 275,000             16,847       33,695       50,542       67,390       84,237
 300,000             16,847       33,695       50,542       67,390       84,237
--------------------------------------------------------------------------------

         The term "compensation" under the pension plan generally refers to total salary and wages paid or otherwise accrued to an employee, including bonuses, overtime and extra remuneration, but excluding certain specified items such as incentive and long-term executive compensation awards, the value of stock awards, employer contributions to benefit plans and other non-taxable fringe benefits. As of December 31, 1998, Messrs. Iverson and Haan had 24 and 8 years of credited service (rounded to the nearest whole year) under the pension plan, respectively.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Executive Compensation Committee is composed entirely of independent outside directors and is responsible for developing and making recommendations to the Board of Directors with respect to Ottawa Financial's executive compensation policies, as well as administering the Stock Option Plan and the Management Recognition and Retention Plan. In addition, the Executive Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the other executive officers of Ottawa Financial. Non- employee directors who do not sit on the Executive Compensation Committee also participate in making executive compensation decisions through the review, discussion and ratification of the Executive Compensation Committee's recommendations.

OVERVIEW AND PHILOSOPHY

         The Executive Compensation Committee has developed and implemented an executive compensation program which is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of Ottawa
Financial. In applying these principals, the Executive Compensation Committee has established a program to:

o Support a performance-oriented environment that rewards performance not only with respect to Ottawa Financial's goals but also its performance as compared to that of industry performance levels;

o Attract and retain key executives critical to the long-term success of Ottawa Financial and AmeriBank;

o Integrate compensation programs with both Ottawa Financial's annual and long-term strategic planning and measuring processes; and

o Reward executives for long-term strategic management and the enhancement of shareholder value.

         Furthermore, in making compensation decisions, the Executive Compensation Committee focuses on the individual contributions of executive officers to Ottawa Financial. The Executive Compensation Committee uses its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it. The Compensation Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether Ottawa Financial's compensation decisions are competitive within its industry.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         Ottawa Financial's executive officer compensation program is comprised of base salary, annual incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock awards, and various benefits, including medical and pension plans generally available to its employees.

         BASE SALARY. Base salary levels for Ottawa Financial's executive officers are competitively set relative to companies in the thrift industry. In determining salaries, the Compensation Committee also takes into account individual experience and performance, and specific issues particular to Ottawa Financial.

         ANNUAL INCENTIVE BONUSES. Executive officers are paid an annual incentive bonus, which is a percentage of such executive officers' base salary, if Ottawa Financial's targeted goals established at the beginning of each year are met and certain safety and soundness standards at AmeriBank level are maintained. The annual incentive bonus awards for Messrs. Grevengoed, Iverson and Haan were calculated based on a comparison of Ottawa Financial's actual results to its targeted goals for return on equity and asset quality. The remaining executive officer's annual incentive bonus award was based on a comparison of Ottawa Financial's actual results to its targeted goals for return on assets and certain departmental goals. The Board of Directors establishes the minimum and maximum bonus pool based on a range of return on assets, taking into consideration Ottawa Financial's performance goals included in its business plan.

         STOCK BENEFIT PLANS. The Stock Option Plan and Management Recognition and Retention Plan are Ottawa Financial's long-term incentive plans for directors, officers and employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and Ottawa Financial's performance, and to enable executives to develop and maintain a significant, long-term stock ownership position in Ottawa Financial's common stock. Awards are made at a level calculated to be competitive with the thrift industry and within the limits prescribed by the Office of Thrift Supervision.

CHIEF EXECUTIVE OFFICER COMPENSATION

         For the fiscal year ended December 31, 1998, Mr. Grevengoed received a base salary of approximately $153,000. Mr. Grevengoed's base salary for 1997 was approximately $143,000. The increase reflected the Executive Compensation Committee's consideration of base salaries in the industry, Mr. Grevengoed's responsibilities of running a public company, and the Committee's and the Board's assessment of Mr. Grevengoed's performance over the year in recognition of the performance by Ottawa Financial during 1998 as compared to Ottawa Financial's goals.

         In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as Ottawa Financial.
Section 162(m) applies to all remuneration, both cash and non-cash, that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of Ottawa Financial's executive officers is below the $1.0 million threshold, Ottawa Financial has not yet considered its policy regarding the new provision.

         The foregoing report is furnished by the Executive Compensation Committee of the Board of Directors of Ottawa Financial.

                                            GORDON H. CUNNINGHAM
                                            RONALD J. BIEKE
                                            BRIAN W. KOOP
                                            LEON E. KOOPS

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The line graph below compares the cumulative total shareholder return on Ottawa Financial's common stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period August 19, 1994 (the date Ottawa Financial became a public company) through December 31, 1998.



                            [LINE GRAPH -- DESCRIBE]



                                08/19/94  12/31/94   12/31/95   12/31/96  12/31/97   36159
                                --------  --------   --------   --------  --------   -----

Ottawa Financial Corporation.... $100.00   $ 86.02    $128.52    $141.17   $319.35  $223.12
Selected Thrift Index...........  100.00     85.62     135.62     177.00    297.59   260.88
Nasdaq Market Index.............  100.00     96.91     125.70     156.21    191.07   269.49


CERTAIN TRANSACTIONS

         AmeriBank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. As of December 31, 1998, all loans or extensions of credit to executive officers and directors were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. All loan requests by directors and executive officers are submitted to AmeriBank's loan committee for approval.

                                   PROPOSAL II

        RATIFICATION OF AN AMENDMENT TO THE OTTAWA FINANCIAL CORPORATION
         1995 STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 283,860 SHARES

GENERAL

         The Ottawa Financial Corporation 1995 Stock Option and Incentive Plan was initially ratified by the shareholders in April 1995. The Stock Option Plan was adopted in order to advance the interests of Ottawa Financial and its shareholders by affording executive officers, directors and certain key employees an opportunity to acquire or increase their ownership interest in Ottawa Financial through the grant of a variety of long-term incentive awards. By encouraging such persons to become owners of the corporation, Ottawa Financial seeks to attract, motivate, reward and retain those individuals whose judgment, initiative, leadership and effort most directly determines its success. Ottawa Financial also believes that the Stock Option Plan is a useful tool in negotiating potential mergers and acquisitions. However, because the awards are granted only to persons affiliated with Ottawa Financial, the Stock Option Plan could make it more difficult for a third party to acquire control of Ottawa Financial and thus, could discourage offers for Ottawa Financial's common stock that may be viewed by Ottawa Financial's stockholders to be in their best interest. All shares authorized for issuance under the Stock Option Plan have been adjusted for stock dividends paid by Ottawa Financial to date.

         The Stock Option Plan initially authorized the issuance of up to 680,095 shares of Ottawa Financial common stock, which represented 10% of the common stock issued by Ottawa Financial in its initial public offering. In April 1996, shareholders approved an amendment to the Stock Option Plan which increased by 334,551 the number of shares available for issuance under the Stock Option Plan. This amendment was adopted by the Board and approved by shareholders in order to fund option commitments in connection with Ottawa Financial's acquisition of AmeriBank Federal Savings Bank, as well as for future grants and for use as an additional incentive in negotiating potential mergers and acquisitions.

         As of the date of this proxy statement, awards covering all of the shares of common stock reserved for issuance under the Stock Option Plan have been granted. The Board of Directors has adopted, subject to shareholder approval, an amendment to the Stock Option Plan. The amendment, if approved by shareholders, will increase the number of shares available for issuance under the Stock Option Plan by 283,860 shares. This increase represents 4.99% of the currently issued and outstanding common stock of Ottawa Financial. The additional shares are being requested for use in connection with general corporate purposes. These uses may include future grants to new or existing directors, officers and employees of Ottawa Financial and its affiliates, as well as an additional incentive in negotiating potential mergers and acquisitions. No acquisitions or mergers are presently contemplated. At this time, no option awards have been granted with respect to the additional shares being requested pursuant to this amendment.

         The exercise of stock options will increase the number of shares of Ottawa Financial common stock outstanding. The issuance of these additional shares may decrease certain per share financial measures for a period of time and may diminish a shareholder's percentage voting power in Ottawa Financial. Ottawa Financial has repurchased shares of its common stock in the open market in the past and may continue to do so in the future in order to minimize or avoid any such effects. As always, any stock repurchase program will be at the discretion of the Board of Directors and subject to market conditions.

         The principal features of the Stock Option Plan are summarized below. The summary is not complete and is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which is filed with the Securities and Exchange Commission. A copy of the Stock Option Plan is available upon request to Ottawa Financial's Corporate Secretary, 245 Central Avenue, Holland, Michigan 49423.

PRINCIPAL FEATURES OF THE STOCK OPTION PLAN

         The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights and limited stock appreciation rights. Each award will be on such terms and conditions, consistent with the Stock Option Plan and applicable Office of Thrift Supervision regulations, as the committee administering the Stock Option Plan may determine. See "Proposal III" below.

         Shares may be either authorized but unissued shares or reacquired shares held by Ottawa Financial in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan. No award or right or interest therein is assignable or transferable, except under limited circumstances as described in the Stock Option Plan.

         The Stock Option Plan is administered by the Executive Compensation Committee of the Board of Directors. Pursuant to the terms of the Stock Option Plan, any director or employee of Ottawa Financial or its affiliates is eligible to participate in the Stock Option Plan. In granting awards under the Stock Option Plan, the Executive Compensation Committee considers, among other things, position and years of service, value of the participant's service to Ottawa Financial and AmeriBank, and the added responsibilities of such individuals as employees, directors and officers of a public company.

STOCK OPTIONS

         The term of stock options will not exceed ten years from the date of grant. The Committee may grant either "incentive stock options" as defined under
Section 422 of the Internal Revenue Code of 1986, as amended, or stock options not intended to qualify as such.

         In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Executive Compensation Committee, in the event that a participant ceases to maintain continuous service to Ottawa Financial, or one of its affiliates, for any reason other than death, disability or termination for cause, an exercisable stock option will continue to be exercisable for three months but in no event after the expiration date of the option. If a participant ceases to maintain continuous service due to death or disability, any option granted but not fully exercisable will become exercisable in full upon the happening of such event and remain exercisable (i) in the event of death for the period described below and (ii) in the event of disability for a period of three months.

         In the event of the death of a participant during such service or within the three-month periods described above, an exercisable option will continue to be exercisable for one year following the death of the participant, but in no event later than ten years from the date of grant. Following the death of any participant, the Executive Compensation Committee may, as an alternative means of settlement of an option, elect to pay to the holder an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is terminated for cause.

         The exercise price for the purchase of shares subject to a stock option may not be less than 100% of the market value of the shares covered by the option on the date of grant. The exercise price must be paid in full in cash or shares of common stock, or a combination of both.

STOCK APPRECIATION RIGHTS

         The Executive Compensation Committee may grant stock appreciation rights at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price. Stock appreciation rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a stock appreciation right, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Executive Compensation Committee. Stock appreciation rights may be related to stock options, in which case the exercise of one will reduce to that extent the number of shares represented by the other.

         Stock appreciation rights will require an expense accrual by Ottawa Financial each year for the appreciation on the stock appreciation rights which it is anticipated will be exercised. The amount of the accrual is dependent upon whether, and the extent to which, the stock appreciation rights are granted and the amount, if any, by which the market value of the stock appreciation rights exceeds the exercise price.

LIMITED STOCK APPRECIATION RIGHTS

         Limited stock appreciation rights will be exercisable only for a limited period in the event of a tender or exchange offer for shares of Ottawa Financial's common stock, other than by Ottawa Financial, where 25% or more of the outstanding shares are acquired in that offer or any other offer which expires within 60 days of that offer. The amount paid on exercise of a limited stock appreciation right will be the excess of (a) the market value of the shares on the date of exercise, or (b) the highest price paid pursuant to the offer, over the exercise price. Payment upon exercise of a limited stock appreciation right will be in cash.

         Limited stock appreciation rights may be granted at the time of, and must be related to, the grant of a stock option or stock appreciation right. The exercise of one will reduce to that extent the number of shares represented by the other. Subject to vesting requirements contained in Office of Thrift Supervision regulations, limited stock appreciation rights will be exercisable only for the 45 days following the expiration of the tender or exchange offer, during which period the related stock option or stock appreciation right will be exercisable. See "Proposal III" below.

EFFECT OF CHANGE IN CONTROL AND OTHER ADJUSTMENTS

         Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted by the Executive
Compensation Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of Ottawa Financial.

         In the case of any merger, consolidation or combination of Ottawa Financial with or into another thrift holding company or other entity, whereby either Ottawa Financial is not the continuing thrift holding company or its outstanding shares are converted into or exchanged for securities, cash or property, or any combination thereof, any participant to whom a stock option, stock appreciation right and limited stock appreciation right has been granted prior to such event will have the right, subject to the provisions of the Stock Option Plan and any applicable vesting period, upon exercise of the option, stock appreciation right or limited stock appreciation right to an amount equal to the excess of the fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option, stock appreciation right or limited stock appreciation right over the exercise price of the option, stock appreciation right or limited stock appreciation right multiplied by the number of shares with respect to which the option, stock appreciation right or limited stock appreciation right has been exercised.

         In addition, in the event of a change in control, all outstanding stock options and stock appreciation rights not fully exercisable will become exercisable in full and remain so for a period of 60 days, after which they will revert to being exercisable in accordance with their terms, unless the Executive Compensation Committee provides otherwise.

         A change in control will be deemed to occur when (i) any third person, including a "group" as defined in section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of Ottawa Financial with respect to which 25% or more of the total number of votes may be cast for the election of the Board of Directors of Ottawa Financial, (ii) as a result of or in connection with any cash tender or exchange offer (other than an offer made by Ottawa Financial), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of Ottawa Financial cease to be a majority of the Board of Directors or (iii) stockholders of Ottawa Financial approve an agreement providing either for a transaction pursuant to which Ottawa Financial will cease to be an independent publicly owned entity or pursuant to which substantially all of its assets will be sold.

AMENDMENT AND TERMINATION

         The Board of Directors of Ottawa Financial may at any time amend, subject to compliance with Office of Thrift Supervision regulations, suspend or terminate the Stock Option Plan or any portion in the plan, but may not, without the prior approval of the shareholders, make any amendment which would (i) increase the aggregate number of shares with respect to which awards may be made under the Stock Option Plan, except as set forth in Section 11 of the Stock Option Plan, (ii) materially increase the benefits accruing to the participants of the Stock Option Plan, (iii) materially change the requirements as to eligibility for participation in the Stock Option Plan or (iv) change the class of person eligible to participate in the Stock Option Plan, provided, however, that no such amendment, suspension or termination will impair the rights of any participant, without his or her consent, in any award made pursuant to the Stock Option Plan. See "Proposal III." Unless previously terminated, the Stock Option Plan will continue in effect for a term of ten years, after which no further awards may be granted under the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

         (1) The grant of an award, by itself, will generally not result in the recognition of taxable income to the participant or entitle Ottawa Financial to a deduction at the time of such grant.

         (2) In order to qualify as an "incentive stock option", a stock option awarded under the Stock Option Plan must meet the conditions contained in
Section 422 of the Internal Revenue Code of 1986, including the requirement that the shares acquired upon the exercise of the stock option be held for at least one year after the date of exercise and at least two years after the grant of the option. The exercise of an incentive stock option, by itself, will generally not result in the recognition of taxable income to the participant or entitle the company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of adjustment which may, in certain situations, trigger the alterative minimum tax. The alternative minimum tax is incurred only when it exceeds the regular income tax.

         (3) If the shares are held by the participant for at least one year after the incentive stock option is exercised and two years after the incentive stock option was granted, the participant will recognize a long-term capital gain or loss upon disposition of the shares and Ottawa Financial will not be entitled to a corresponding deduction. The capital gain will be considered long-term if the shares are held for more than 12 months prior to disposition. The amount of such gain or loss will be equal to the difference between the amount realized by the participant upon disposition of the shares and the amount paid by the participant for such shares.

         (4) If the shares acquired upon exercise of an incentive stock option are not held for at least one year after transfer of such shares to the participant and two years after the grant of the incentive stock option, the participant generally will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. In such an event, Ottawa Financial will generally be entitled to a corresponding deduction, provided the company meets its federal tax reporting obligations.

         (5) The exercise of a stock option which is not an incentive stock option ("non-qualified stock option") will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the stock option. Ottawa Financial will be allowed a deduction at the time and in the amount of any ordinary income recognized by the participant upon the exercise of a non-qualified stock option, provided the company meets its federal tax reporting obligations.

         (6) The exercise of a stock appreciation right will result in the recognition of ordinary income by the participant on the date of exercise in an amount of cash, and/or the fair market value on that date of the shares, acquired pursuant to the exercise. Ottawa Financial will be entitled to a corresponding deduction provided that it meets its federal tax reporting obligations.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

                                  PROPOSAL III

         RATIFICATION OF AN AMENDMENT TO THE STOCK OPTION PLAN TO REMOVE
          THE OFFICE OF THRIFT SUPERVISION IMPOSED RESTRICTIONS ON THE
                  GRANTING AND VESTING OF AWARDS UNDER THE PLAN

GENERAL

         As described in Proposal II above, the Board of Directors adopted the Stock Option Plan, which was approved by shareholders in April 1995. At the time of its adoption, Office of Thrift Supervision regulations required that Ottawa Financial's Stock Option Plan contain certain restrictions and limitations on the granting and vesting of awards under the Stock Option Plan. These provisions were as follows:

         (i) that no individual shall be granted awards under the plan with respect to more than 25% of the total shares subject to the Stock Option Plan, and no director who is not an employee of Ottawa Financial or its subsidiaries shall be granted awards with respect to more than 5% of the total shares subject to the Stock Option Plan and that all non-employee directors, in the aggregate, may not be granted awards under the plan with respect to more than 30% of the total shares subject to the plan; and

         (ii) that no awards granted under the plan shall vest at a rate in excess of 20% per year beginning from the date of grant.

          The Board of Directors has adopted amendments to the Stock Option Plan to remove the Office of Thrift Supervision restrictions on the granting and vesting of awards under the Stock Option Plan. The amendments to the Stock Option Plan will permit the Executive Compensation Committee of the Board to grant awards to participants in amounts, and subject to any vesting requirements, it determines to be appropriate. The Board of Directors believes this flexibility is important in connection with future acquisitions, if any, and that this amendment will make the plan more consistent with stock option plans adopted by non-regulated companies. The Board has determined that the amendments to the Stock Option Plan are in the best interests of the shareholders, as well as the officers, directors and employees of Ottawa Financial. The amendments to the Stock Option Plan are subject to approval by shareholders. In the event that the amendments to the Stock Option Plan are not approved by shareholders at the annual meeting, the amendments will not take effect, but the Stock Option Plan will remain in effect. The principal features of the Stock Option Plan are summarized in Proposal II above.

         The amendments to the Stock Option Plan do not impact the number or vesting schedules of any awards previously granted under the Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE STOCK OPTION PLAN TO REMOVE THE OFFICE OF THRIFT SUPERVISION RESTRICTIONS ON THE GRANTING AND VESTING OF AWARDS UNDER THE STOCK OPTION PLAN.


                                   PROPOSAL IV

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has renewed Ottawa Financial's arrangement for Crowe, Chizek and Company LLP to be its independent auditors for the fiscal year ending December 31, 1999 subject to the ratification of the appointment by Ottawa Financial's shareholders. A representative of Crowe, Chizek and Company LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLP AS OTTAWA FINANCIAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in Ottawa Financial's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at Ottawa Financial's executive office at 245 Central Avenue, Holland, Michigan 49423 no later than November 22, 1999.

         To be considered for presentation at next year's annual meeting, although not included in the proxy statement, any shareholder proposal must be received at Ottawa Financial's executive office on or before February 28, 2000; provided, however, that in the event that the date of next year's annual meeting is held before April 7, 2000 or after June 26, 2000, the shareholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the meeting was made, whichever occurred first. All shareholder proposals for inclusion in Ottawa Financial's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether included in Ottawa Financial's proxy materials), Ottawa Financial's Certificate of Incorporation and Bylaws, and Delaware Law.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                 REVOCABLE PROXY

                          OTTAWA FINANCIAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 27, 1999

         The undersigned hereby appoints the members of the Board of Directors of Ottawa Financial Corporation, and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Ottawa Financial which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on Tuesday, April 27, 1999 at the Holiday Inn and Conference Center located at 650 E. 24th Street, Holland, Michigan at 10:00 a.m. local time, and at any and all adjournments thereof, as follows:

                                                              WITH-    FOR ALL
                                                      FOR     HOLD     EXCEPT
                                                      ---     ----     ------

I. The election of RONALD J. BIEKE,                   /_/      /_/       /_/
   RONALD L. HAAN, DOUGLAS J. IVERSON
   and BRIAN W. KOOP as directors for terms of three years.

   INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR AN INDIVIDUAL NOMINEE MARK "FOR ALL EXCEPT" WITH AN "X" AND WRITE THE NOMINEE'S NAME IN
   THE SPACE PROVIDED BELOW FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE.

   -----------------------------------------------------------------------------

                                                     FOR     AGAINST    ABSTAIN

II.      The ratification of an amendment to         /_/       /_/       /_/
         Ottawa Financial's 1995 Stock Option
         and Incentive Plan to increase the
         number of shares available thereunder
         by 283,860.


III.     The ratification of an amendment to         /_/       /_/       /_/
         Ottawa Financial's 1995 Stock Option
         and Incentive Plan to remove Office of
         Thrift Supervision restrictions on the
         granting and vesting of awards under
         the plan.


IV.      The ratification of the appointment of      /_/       /_/       /_/
         Crowe, Chizek and Company LLP as Ottawa
         Financial's independent auditors for
         the fiscal year ending December 31,
         1999.

         In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment thereof.

      The Board of Directors recommends a vote "FOR" the listed proposals.


--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         This proxy may be revoked at any time before it is voted by delivering to the Secretary of Ottawa Financial Corporation, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Ottawa Financial's common stock, or by attending the meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.


         The undersigned acknowledges receipt from Ottawa Financial Corporation, prior to the execution of this Proxy, of Notice of the Annual Meeting of Shareholders, a Proxy Statement dated April 1, 1999 and Ottawa Financial Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1998.




          Dated:  ________________________




          -----------------------------          -------------------------------
          PRINT NAME OF STOCKHOLDER              PRINT NAME OF STOCKHOLDER




          -----------------------------          -------------------------------
          SIGNATURE OF STOCKHOLDER               SIGNATURE OF STOCKHOLDER



                  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.
                  --------------------------------------------------------------
                  PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                                THE ENCLOSED POSTAGE-PAID ENVELOPE
                  --------------------------------------------------------------